Datatec Industries Inc. And Subsidiaries

                     Consolidated Financial Statements As Of

                        April 28, 1996 And April 30, 1995


                                  Together With

                    Report Of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of

                  Datatec Industries Inc.:


We have audited the accompanying consolidated balance sheets of Datatec Industries Inc. (a New Jersey corporation) and subsidiaries as of April 28, 1996 and April 30, 1995 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the three years in the period ended April 28, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datatec Industries Inc. and subsidiaries as of April 28, 1996 and April 30, 1995, and the results of its operations and its cash flows for each of the three years in the period ended April 29, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operating activities and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                   /s/  Arthur Andersen LLP
                                                   ------------------------
                                                        ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 1, 1996

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                                       April 28,           April 30,
                                               ASSETS                                                    1996                1995
                                               ------                                                  --------            --------
                                                                                                                (in thousands)
CURRENT ASSETS:
   Cash                                                                                                $  1,455             $    213
   Accounts receivable, net of allowance for doubtful accounts
     of $538,000 at April 28, 1996 and $424,000 at April 30, 1995                                         7,470                9,330
   Inventory (Note 1)                                                                                     3,238                2,860
   Net (liabilities) assets of discontinued operations (Note 9)                                            (142)               3,714
   Prepaid expenses and other current assets                                                                304                  646
                                                                                                       --------             --------
                Total current assets                                                                     12,325               16,763


DUE FROM RELATED PARTIES (Note 2)                                                                             0                  711

PROPERTY AND EQUIPMENT, net (Notes 1 and 3)                                                               3,299                3,688

RESTRICTED FUNDS (Note 4)                                                                                   205                  694


OTHER ASSETS                                                                                                651                  823
                                                                                                       --------             --------

                                                                                                       $ 16,480             $ 22,679
                                                                                                       ========             ========


                                                                                                        April 28,          April 30
                                  LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY                          1996               1995
                                  ----------------------------------------------                        --------           --------
                                                                                                              (in thousands)
CURRENT LIABILITIES:
   Current maturities of long-term debt (Note 4)                                                        $ 10,489            $  6,354
   Capitalized lease obligations (Note 5)                                                                    403                 165
   Deferred revenue (Note 1)                                                                                  17                 745
   Accounts payable                                                                                        7,701               7,498
   Accrued liabilities (Note 8)                                                                            6,172               1,633
   Due to related parties (Note 2)                                                                             0                 330
                                                                                                        --------            --------


                Total current liabilities                                                                 24,782              16,725
                                                                                                        --------            --------

LONG-TERM LIABILITIES:
   Long-term debt, less current maturities (Note 4)                                                          766               2,918
   Capitalized lease obligations, net of current portion (Note 5)                                          1,572                 724
                                                                                                        --------            --------

                Total long-term liabilities                                                                2,338               3,642
                                                                                                        --------            --------


STOCKHOLDERS' (DEFICIT) EQUITY:
   Common stock, no par value; 10,000,000 shares authorized, 6,850,000
     shares issued                                                                                           289                 289
   (Accumulated deficit) retained earnings                                                               (10,602)              2,015
   Currency translation adjustment                                                                          (127)                  8
   Common shares held in treasury, at cost (100,000 shares in 1996)                                         (200)                  0
                                                                                                        --------            --------

                Total stockholders' (deficit) equity                                                     (10,640)              2,312
                                                                                                        --------            --------

                                                                                                        $ 16,480            $ 22,679
                                                                                                        ========            ========




The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                      For the Years Ended
                                                                                       ---------------------------------------------
                                                                                         April 28,       April 30,        April 24,
                                                                                           1996             1995            1994
                                                                                       ------------    -------------    ------------
                                                                                                       (in thousands)
REVENUE                                                                                  $ 54,114         $ 52,624         $ 47,399

COST OF SALES                                                                              31,952           30,626           26,215
                                                                                         --------         --------         --------

                Gross profit                                                               22,162           21,998           21,184
                                                                                         --------         --------         --------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                               21,777           19,405           14,968

RESTRUCTURING CHARGES (Note 8)                                                              6,756                0                0
                                                                                         --------         --------         --------

                Total operating expenses                                                   28,533           19,405           14,968
                                                                                         --------         --------         --------

                Operating (loss) income                                                    (6,371)           2,593            6,216

INTEREST EXPENSE, NET                                                                         938              495              285
                                                                                         --------         --------         --------

                (Loss) income from continuing operations
                  before taxes                                                             (7,309)           2,098            5,931

PROVISION FOR INCOME TAXES                                                                    139              176              484
                                                                                         --------         --------         --------

                (Loss) income from continuing operations                                   (7,448)           1,922            5,447
                                                                                         --------         --------         --------

DISCONTINUED OPERATIONS (Note 9):
   Loss from current year operations, net of state tax benefit of
     $179 and $109 in 1995 and 1994, respectively                                          (2,218)          (2,579)          (1,228)
   Provision for future losses, including loss on disposal                                 (2,284)               0                0
                                                                                         --------         --------         --------

                Loss from discontinued operations                                          (4,502)          (2,579)          (1,228)
                                                                                         --------         --------         --------

                Net (loss) income                                                        ($11,950)        ($   657)        $  4,219
                                                                                         ========         ========         ========



                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF CHANGES

                        IN STOCKHOLDERS' (DEFICIT) EQUITY

      FOR THE YEARS ENDED APRIL 28, 1996, APRIL 30, 1995 AND APRIL 24, 1994

                          (dollar amounts in thousands)

                                                                          Retained
                                                   Common Stock           Earnings         Currency        Treasury Stock, At Cost
                                            ------------------------    (Accumulated      Translation     -------------------------
                                              Shares         Amount        Deficit)       Adjustment       Shares           Amount
                                            ---------      ---------      ---------       ----------      ---------       ---------
BALANCE, April 25, 1993                     1,500,000      $       1      $   1,808       $     (48)              0       $       0
   Issuance of stock                        5,250,000            106              0               0               0               0
   Stockholder distributions                        0              0         (1,565)              0               0               0
   Currency translation
     adjustment                                     0              0              0            (113)              0               0
   Net income                                       0              0          4,219               0               0               0
                                            ---------      ---------      ---------       ---------       ---------       ---------

BALANCE, April 24, 1994                     6,750,000            107          4,462            (161)              0               0
   Issuance of stock                          100,000            182              0               0               0               0
   Stockholder distributions                        0              0         (1,790)              0               0               0
   Currency translation
     adjustment                                     0              0              0             169               0               0
   Net loss                                         0              0           (657)              0               0               0
                                            ---------      ---------      ---------       ---------       ---------       ---------

BALANCE, April 30, 1995                     6,850,000            289          2,015               8               0               0
   Stockholder distributions                        0              0           (667)              0               0               0
   Purchase of treasury
     stock                                          0              0              0               0        (100,000)           (200)
   Currency translation
     adjustment                                     0              0              0            (135)              0               0
   Net loss                                         0              0        (11,950)              0               0               0
                                            ---------      ---------      ---------       ---------       ---------       ---------

BALANCE, April 28, 1996                     6,850,000      $     289      ($ 10,602)      $    (127)       (100,000)      $    (200)
                                            =========      =========      =========       =========       =========       =========


                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                    For the Years Ended
                                                                                       --------------------------------------------
                                                                                       April 28,         April 30,         April 24,
                                                                                         1996              1995              1994
                                                                                       --------          --------          --------
                                                                                                      (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss) income                                                                   ($11,950)         $   (657)         $  4,219
   Adjustments to reconcile net (loss) income to net cash from operating activities-
       Depreciation and amortization                                                      1,114               862               677
       Changes in assets and liabilities, net of effects from
         acquisitions and dispositions of businesses-
           Decrease (increase) in accounts receivable                                     1,860            (1,641)           (1,107)
           Decrease (increase) in due from related parties                                  381              (271)              107
           Increase in inventory                                                           (378)              (39)           (1,212)
           Decrease (increase) in other current and noncurrent
              assets                                                                        457              (536)             (370)
           Decrease (increase) in net assets of discontinued
              operations                                                                  2,461            (2,101)             (115)
           (Decrease) increase in deferred revenue                                         (729)              745                 0
           Increase in accounts payable and accrued liabilities                           4,742             1,773             1,427
                                                                                       --------          --------          --------

                Net cash from  operating activities                                      (2,042)           (1,865)            3,626
                                                                                       --------          --------          --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment, net                                                 (668)           (2,885)           (1,162)
   Proceeds from sale of division                                                         1,395                 0                 0
                                                                                       --------          --------          --------

                Net cash from  investing activities                                         727            (2,885)           (1,162)
                                                                                       --------          --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in capitalized lease obligations                                              1,086               820              (110)
   Increase in debt                                                                       1,984             5,291            (1,022)
   Distributions to stockholders                                                           (667)           (1,790)           (1,565)
   Decrease in restricted funds                                                             489               125               278
   Purchase of treasury stock                                                              (200)                0                 0
   Issuance of common stock                                                                   0               182               106
                                                                                       --------          --------          --------

                Net cash from  financing activities                                       2,692             4,628            (2,313)
                                                                                       --------          --------          --------

EFFECT OF CURRENCY TRANSLATION ON CASH                                                     (135)              169              (113)
                                                                                       --------          --------          --------

                Net increase in cash                                                      1,242                47                38

CASH, beginning of year                                                                     213               166               128
                                                                                       --------          --------          --------

CASH, end of year                                                                      $  1,455          $    213          $    166
                                                                                       ========          ========          ========



                                                                                                    For the Years Ended
                                                                                       --------------------------------------------
                                                                                       April 28,         April 30,         April 24,
                                                                                         1996              1995              1994
                                                                                       --------          --------          --------
                                                                                                      (in thousands)
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
     Interest paid                                                                     $  1,020          $    624          $    324
                                                                                       ========          ========          ========

     State income taxes paid                                                           $     14          $    600          $    103
                                                                                       ========          ========          ========




                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(1)  BUSINESS AND SUMMARY OF
     SIGNIFICANT ACCOUNTING POLICIES:

   Business-

     Datatec Industries Inc. (the "Company"), specializes in the implementation of enterprise-wide information communications networks. The Company works with large commercial accounts to implement technology throughout the organizations. The Company's services include network design and engineering consulting, project management, site preparation, systems staging, equipment and structured cabling system installation, training and help desk support. The Company also provides inhouse product development and manufacturing capabilities that allow for the development of network support products.

     On October 31, 1996 all outstanding shares of Datatec Industries Inc. were acquired by Glasgal Communications, Inc. (Glasgal) which is a publicly traded company. The shareholders of Datatec Industries, Inc. received 4,000,000 shares of common stock of Glasgal in exchange for all of the outstanding shares of Datatec Industries, Inc. Glasgal intends to account for the acquisition of the Company as a "pooling of interests." Accordingly the financial position and results of operations of the Company for these and future periods will be included with those of Glasgal as if the Companies were together for all periods presented.

   Basis of Presentation-

     The Company maintains its accounts on a fiscal year ending the last Sunday of April.

     The consolidated financial statements include the accounts of Datatec Industries Inc. and its majority owned subsidiaries, Datatec Industries UK Ltd., Datatec Industries Canada Ltd. and Ultimate France. All significant intercompany accounts and transactions have been eliminated in consolidation and there was no material minority interest in these subsidiaries as of April 28, 1996.

     Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the current year presentation.

     The Company has suffered recurring losses from operations, has negative cash flows from operating activities and has a working capital deficiency. In connection with the acquisition of the outstanding common stock of the Company, Glasgal has agreed to make capital contributions of $6,500,000 from October 31, 1996 through February 29, 1997. In addition, management has initiated restructuring initiatives as of the end of fiscal 1996, which it believes will reduce the Company's cost structure in the future (Note
     8). Management expects that the above efforts, along with its anticipated profitability for the fiscal year ending 1997 will provide the Company with adequate working capital. The accompanying consolidated financial statements do not include any adjustments that might result, should the Company be unable to continue as a going concern.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




   Revenue Recognition-

     Revenues from sales of products and services are recognized when merchandise is shipped or services are rendered. Payments from customers received prior to the completion of services are recorded as deferred revenue.

   Property and Equipment-

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on straight-line and accelerated methods over the expected useful lives or lease terms of the related assets, whichever is shorter.

   Long-Lived Assets-

     During 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121"). SFAS 121 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable based upon the future undiscounted cash flows before interest and taxes from that asset. As a result of its review and provisions made as described in Note 8, the Company does not believe that any impairment exists related to its long-lived assets as of April 28, 1996.

   Inventory-

     In those instances where the Company believes it will realize less than the cost of the inventory items, an obsolescence reserve is established for an amount equal to the difference between the cost of the inventory and its estimated market value.

   Income Taxes-

     The Company and its stockholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for United States Federal and certain state income tax purposes. Accordingly, the Company's income or losses are reported in the individual tax returns of the stockholders for Federal and certain state income tax purposes. The provision for income taxes includes taxes applicable to states that do not recognize Subchapter S filing status and taxes attributable to the Company's interest in foreign subsidiaries' earnings.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




     Effective April 25, 1994, the Company adopted Statement of Financial Accounting Standard 109, "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS 109, the Company uses the liability method of computing deferred income taxes. Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory rates to differences between the financial reporting and the tax basis of assets and liabilities. As of April 28, 1996 and April 30, 1995, there were no significant temporary differences requiring deferred tax provisions or credits.

   Foreign Currency Translation-

     For the Company's international operations, assets and liabilities are translated at year-end exchange rates and items included in the statement of operations are translated at average exchange rates prevailing during the year. Translation adjustments are recorded as a separate component of stockholders' equity.

   Stock Based Compensation-

     The Financial Accounting Standards Board issued a new standard, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 requires that an entity account for employee stock compensation under a fair value based method. However, SFAS 123 also allows an entity to continue to measure compensation cost for employee stock-based compensation arrangements using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Entities electing to remain with the accounting under Opinion 25 are required to make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting under SFAS 123 had been applied. The accounting and disclosure requirements of this standard are effective for the Company's 1997 fiscal year. The Company expects to continue to account for employee stock-based compensation under Opinion 25.

   Use of Estimates-

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




(2)  TRANSACTIONS WITH RELATED PARTIES:

     As of April 30, 1995, the Company had advanced $100,000 to an officer and stockholder of the Company. The advance was noninterest bearing and was due on demand. As of April 28, 1996 the advance was fully satisfied through the forgiveness of $80,000 and a deemed distribution of $20,000.

     In connection with the purchase of Ultimate France, the Company's principal stockholder was indebted to the Company for $611,000 as of April 30, 1995 which represented the financing of 21% of the purchase price plus acquisition costs. The indebtedness was noninterest bearing and was satisfied by the sale to the Company of the principal stockholder's minority ownership in the Company's subsidiaries.

     As of April 30, 1995, the Company had outstanding advances from the principal stockholder in the amount of $330,000. The advances were noninterest bearing and were due on demand. As of April 28, 1996 the advances were fully satisfied.

     The Company had various leases with the principal stockholder or with companies in which he is a principal stockholder. Rent expense charged on these premises was $1,258,000 and $691,000, respectively for the years ended April 28, 1996 and April 30, 1995, which approximated fair market value.

(3)  PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following-

                                                       April 28,  April 30,
                                                         1996       1995
                                                       -------    -------
                                                         (in thousands)

      Furniture, fixtures and leasehold improvements   $ 2,548    $ 2,882
      Computers and computer software                    2,893      2,464
      Equipment                                          1,078        899
                                                       -------    -------

                                                         6,519      6,245

      Accumulated depreciation                          (3,220)    (2,557)
                                                       -------    -------

                      Total                            $ 3,299    $ 3,688
                                                       =======    =======

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





(4)  DEBT:

       Debt consisted of the following-
                                                        April 28,   April 30,
                                                          1996        1995
                                                        --------    --------
                                                           (in thousands)

       Credit facility                                  $  8,337    $  5,457
       Term loan                                           2,023       2,127
       New Jersey Economic Development Authority Note        895       1,015
       Other                                                   0         673
                                                        --------    --------

            Total debt                                    11,255       9,272

       Less- Current maturities                          (10,489)     (6,354)
                                                        --------    --------

            Long-term debt, net of current maturities   $    766    $  2,918
                                                        ========    ========

     The Company had a credit facility with a bank that provided for borrowings of the lesser of $17,250,000 or a sum based on a formula of qualified assets. The formula included 85% of qualified accounts receivable plus 40% of qualified inventory. The formula also provided for an additional $1,500,000 working capital advance (the "Overadvance") to the Company. The effective interest rate was prime plus 0.75% or LIBOR plus 2.75%. As of April 28, 1996 the interest rate was 9.0%. As of April 30, 1996, the Company had approximately $1,059,000 in available borrowings under this credit facility. The Company also had a $250,000 credit facility for its Canadian operations. Interest on Canadian borrowings was payable at prime plus 0.75% or LIBOR plus 2.75%. As of April 28, 1996 the Company had no borrowings against this facility. The credit facilities are secured by accounts receivable, inventory and specific other assets, and the personal guaranty of the Company's principal stockholder. The credit facility agreements contained various financial covenants including minimum working capital and tangible net worth in addition to limitations on the ratio of liabilities to net worth, dividend payments, capital expenditures, advances and borrowings by the Company. As of April 28, 1996, the Company was not in compliance with substantially all of its financial covenants.

     In connection with the acquisition of the Company by Glasgal (Note 1), the Company amended its revolving credit and term loan agreements effective October 31, 1996. The amended agreements provide for reductions in maximum borrowings under the credit facility from $17,250,000 in June 1996 to $10,500,000 in January 1997, and the elimination of the Canadian facility and the $1,500,000 Overadvance on October 30, 1996. The interest on the credit facility under the amended agreement is equal to the prime rate plus 0.75% or LIBOR plus 2.75% through September 1996 and adjusts to prime plus 2.50% in January 1997.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





     In connection with the purchase of Ultimate France (Note 9), the Company had entered into a $2,800,000 term loan which provided for equal monthly installments of $78,000 commencing July 1995 through June 1998. The effective interest rate was prime plus 1% or LIBOR plus 3% through December 31, 1995 and prime plus 2% or LIBOR plus 4% thereafter. As of April 28, 1996 the interest rate was 10 1/4%. As of April 30, 1995 loan proceeds of $2,127,000 were received by the Company. An additional $673,000 was loaned to the Company through January 1996 at which time the entire $2,800,000 term loan was funded. The term loan was secured by accounts receivable, inventory and specific other assets, and the personal guarantee of the Company's principal stockholder. On October 31, 1996, the term loan agreement was amended to provide for an acceleration of payments through March of 1997. Based on the amended agreement, the entire term loan balance has been classified as current as of April 28, 1996.

     In June 1992, the Company entered into a $1,320,000 loan agreement with the New Jersey Economic Development Authority ("NJEDA"). The note provides for monthly payments of principal and interest through June 1, 2002. Monthly principal payments range from $9,000 to $14,000. Interest is based on a floating rate equal to the variable rate borne by the NJEDA Economic Growth Bonds (4.0% as of April 28, 1996). The use of the proceeds is restricted to the acquisition of certain manufacturing equipment and the expansion of the Company's New Jersey manufacturing area. At April 28, 1996 and April 30, 1995, restricted funds, representing unexpended proceeds, totaled $205,000 and $694,000, respectively. The note is secured by the assets acquired with the loan proceeds.

     Maturities of long-term debt in each of the next five years are:
     $10,489,000, $135,000, $140,000, $149,000 and $159,000.

(5)  CAPITALIZED LEASE OBLIGATIONS:

     Capitalized lease obligations consisted of the following-

                                                         April 28,  April 30,
                                                            1996      1995
                                                          -------    -------
                                                            (in thousands)

  Total future obligations                                $ 2,427    $ 1,133
  Less- Interest included in future obligations              (452)      (244)
                                                          -------    -------

  Net capitalized lease obligations                         1,975        889
  Less- Current portion                                      (403)      (165)
                                                          -------    -------

  Capitalized lease obligations, net of current portion   $ 1,572    $   724
                                                          =======    =======

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     Annual principal payments are due as follows (in thousands)-

           Twelve-Month Period Ending
                      April
           ----------------------------

                      1997                                              $403
                      1998                                               494
                      1999                                               494
                      2000                                               445
                      2001                                               139

(6)  COMMITMENTS AND CONTINGENCIES:

       Commitments-

         The Company leases office and warehouse facilities from related and unrelated parties. The minimum annual rentals for future years are as follows-

   Twelve-Month Period                      Related
       Ending April                          Party       Other         Total
---------------------------                 ---------    -----        -------
                                                    (in thousands)

         1997                                $1,271      $467         $1,738
         1998                                 1,000       367          1,367
         1999                                   730       328          1,058
         2000                                   730       256            986
         2001                                   235       141            376
       Thereafter                             2,600         0          2,600

     Rent expense was $1,785,000, $1,194,000 and $942,000 for the twelve-month periods ended April 28, 1996, April 30, 1995 and April 24, 1994, respectively.

     The Company had one-year lease commitments for its fleet of vehicles. Lease expense related to these vehicles was $1,155,000, $943,000 and $824,000 for the twelve-month periods ended April 28, 1996, April 30, 1995 and April 24, 1994, respectively. The leases expire throughout the year, most with an option for renewal. Future commitments are not reflected in the amounts above but are expected to be consistent with the 1996 expense.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


   Contingencies-

     The Company from time to time is involved in various legal proceedings incurred in the normal course of business. In the opinion of management, if adversely decided, none of these proceedings would have a material effect on the Company's consolidated financial statements.

(7)  EMPLOYEE SAVINGS AND STOCK OPTION PLANS:

   Savings Plan-

     The Company has a savings plan, which qualifies under section 401(k) of the Internal Revenue Code. Under the plan, participating U. S. employees may defer up to 15% of their pretax salary, but no more than the statutory limits. The Company does not provide for matching contributions to the plan.

   Stock Option Plans-

     The Company has a stock option plan (the "Plan") for directors, officers and key employees, which provides for nonqualified stock options. Options have been granted at exercise prices at or below fair market value at the date of grant and expire over periods of up to ten years. The amount of compensation associated with options granted below fair market value was not significant for the periods presented.

     The following table summarizes the activity in the Plan-

                                                                     Exercise
                                                       Shares         Price
                                                    ------------   ------------

      Shares under option April 24, 1994                 30,000          $.50
      Granted                                            90,000          1.82
      Exercised                                               0             0
                                                    -----------    ----------

      Shares under option April 30, 1995                120,000      .50-1.82
      Granted                                           408,000      .83-1.82
      Exercised                                               0             0
      Canceled                                          (15,000)         1.82
                                                    -----------    ----------

      Shares under option April 28, 1996                513,000     $.50-1.82
                                                    ===========    ==========

     The Company also has an Equity Participation Plan (the "Equity Plan") for its employees which allows for the granting of options to employees to purchase up to 600,000 shares of the Company's stock in the event that the Company completes an Initial Public Offering prior to December 31, 2005. Pursuant to the Equity Plan, employees were entitled to received options

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





     based on their length of service and bonus level. As of April 28, 1996, a total of 328,107 shares were set aside under the Equity Plan at an exercise price of $1.73 which approximated the fair market value at the date of grant.

     In connection with the acquisition of the Company by Glasgal (Note 1), all stock options were converted into options in Glasgal stock at terms equivalent to the exchange rate for outstanding shares. In addition, no future grants will be made under the Company's stock option plans.

(8)  RESTRUCTURING OF OPERATIONS:

     In April 1996, the Company recorded restructuring charges of $6,756,000 aimed at reducing costs and improving the Company's efficiency and focus on its core businesses. These charges included $2,049,000 in noncash write-downs of certain of the Company's long-lived assets based upon the criteria described in Note 1 as well as the establishment of $4,707,000 of accrued liabilities, which included $1,984,000 of projected cash outflows for personnel severance and facilities consolidation plans. It is expected that the majority of these liabilities will be settled by the end of fiscal 1997. Accordingly, they have been included in accrued liabilities.

(9)  DISCONTINUED OPERATIONS:

     Effective April 28, 1996, the Company adopted a plan to dispose of its international operations located in France ("Ultimate France"). In fiscal 1995, the Company adopted a plan to dispose of its Shoppertrak division located in the United States and Great Britain.

     The net assets associated with the discontinued divisions have been reclassified on the consolidated balance sheets for all years presented. The operating results of the discontinued divisions have been reported separately as a component of discontinued operations and include the write-down of assets sold to their net realizable value as well as anticipated losses through the date of disposition and disposition costs. Fiscal 1996 results include a charge of $643,000 related to operating losses incurred by the Shoppertrak division prior to its actual disposal in excess of amounts provided in fiscal 1995.

                    DATATEC INDUSTRIES INC. AND SUBSIDIARIES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     The summarized results of the discontinued operations were as follows-

                                               April 28,   April 30,   April 24,
                                                 1996        1995        1994
                                               --------    --------    --------
                                                        (in thousands)

Revenue                                        $ 14,686    $ 14,309    $  3,353
Cost of sales                                    10,276      10,688       1,620
                                               --------    --------    --------

                Gross profit                      4,410       3,621       1,733

Selling, general and administrative expenses      6,628       6,200       3,070
                                               --------    --------    --------

                Operating loss                 ($ 2,218)   ($ 2,579)   ($ 1,337)
                                               ========    ========    ========

Provision for future losses, including loss
  on disposal                                  ($ 2,284)   $      0    $      0
                                               ========    ========    ========